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Exhibit 5.3

LETTER OF CONSENT

TO:	Pengrowth Energy Corporation 2100, 222-3 Avenue SW Calgary, Alberta T2P OB4

        We hereby consent to references to us in this Registration Statement on Form F-10, and to the incorporation of our report evaluating Pengrowth Energy Corporation's oil and gas reserves as of December 31, 2014 and the information derived from our reports, as described or incorporated by reference in this Registration Statement on Form F-10.

Yours truly,
GLJ PETROLEUM CONSULTANTS LTD.

Todd J. Ikeda, P. Eng. Vice President

Dated: May 12, 2015
Calgary, Alberta
CANADA

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  Exhibit 5.3
LETTER OF CONSENT